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                                                                    Exhibit 16.1



                                [BDO LETTERHEAD]



June 4, 2002

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on May 20, 2002, to be filed by our former client, Patriot Scientific Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,



/s/  BDO Seidman, LLP